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                                    AMENDMENT
                                     TO THE
                          FINLAY RETIREMENT INCOME PLAN
                         (As Restated February 20, 2002)

     Pursuant to action of the Administrative Committee of the Finlay Retirement Income Plan (the "Plan") taken this first day of April, 2003, the Plan is hereby amended in the following respects, effective as of April 1, 2003:

     1. Section 1.1 is amended to read as follows:

         1.1 Accounts. A Participant's Elective Contributions Account, Matching Contributions Account, Rollover Contributions Account, Profit-Sharing Contributions Account, and Closed Savings Account, as applicable.


     2. Section 1.18.2 is amended to read as follows:


         1.18.2 Eligible Participant. A Participant who is an Eligible Employee, subject to Section 3.6.4.

     3. New Sections 1.35 and 1.36 are added to read as follows (and existing Sections 1.35 and 1.36 and all subsequent Sections shall be renumbered accordingly):


         1.35 Rollover Contributions. Contributions made prior to April 1, 2003 pursuant to Supplement A or made thereafter pursuant to Section 3.14

         1.36 Rollover Contributions Account. A separate account reflecting a Participant's Rollover Contributions, as adjusted from time to time pursuant to Article IV.

     4. Section 2.1 is amended by adding a new Section 2.1.3 to read as follows:

         2.1.3 Earlier Eligibility for Elective Contributions. Effective April 1, 2003, an Eligible Employee who has not previously become a Participant shall become a Participant on the Entry Date coincident with or next following the later of his twenty-first (21st) birthday or the ninetieth
     (90th) day following his Date of Hire, if he is regularly scheduled to work for an Employer for thirty-two (32) or more hours per week throughout the year (except for holidays and vacations). Notwithstanding the foregoing or any other provision of the Plan, such an Eligible Employee shall be a Participant solely for purposes of eligibility to

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     make Elective Contributions and/or Rollover Contributions and shall not become a Participant entitled to share in Matching Contributions or Profit-Sharing Contributions until the date he qualifies as a Participant without regard to this Section 2.1.3.

     5. A new Section 3.14 is added to read as follows:

         3.14 Rollovers. Effective April 1, 2003, an Eligible Employee who has become a Participant shall be eligible to make a contribution to the Plan ("Rollover Contribution") by direct rollover of all or any part (not less than $1,000) of an eligible rollover distribution from a qualified plan or annuity described in Code section 401(a) or 403(a), an annuity contract described in Code section 403(b), or an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state. This Section 3.14 shall apply both to an Eligible Employee who was a participant in such an eligible retirement plan and an Eligible Employee entitled to make a direct rollover as the surviving spouse of such a participant or as an alternate payee under a qualified domestic relation order as defined in section 414(p) of the Code. All Rollover Contributions shall be received and held in the Trust Fund and shall be credited to the Participant's Rollover Contributions Account. The Eligible Employee shall designate (in a manner consistent with Section 4.3) how that Rollover Contribution is to be allocated among the Investment Funds, without regard to the manner in which his other Accounts (if any) are invested; thereafter, reallocation of Account balances (including the Rollover Contributions Account) may be made only in accordance with the provisions of Section 4.3.1.

     6. A new Section 7.4 is added to read as follows:

         7.4 Rollover Contributions Account. A Participant shall be entitled to withdraw all or any portion of his Rollover Contributions Account at any time prior to termination of employment; provided that any partial withdrawal shall be in an amount not less than $1,000.

     7. Section 3.6.4 is amended by substituting the following for the current last sentence thereof:

     Effective April 1, 2003, an individual who is a Participant solely with respect to Elective Contributions pursuant to Section 2.1.3 and who is not a Highly Compensated Employee shall not be an Eligible Participant prior to the date he qualifies as a Participant without regard to Section 2.1.3. For Plan Years ending after April 1, 2003, the Plan may in the discretion of the Committee determine

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     its compliance with section 410(b) of the Code by applying section
     410(b)(4)(B) thereof, and the provisions of this Section 3.6.4 (other than the first sentence thereof) shall apply only for Plan Years in which the requirements of section 410(b) are met on that basis.

     8. Supplement A is amended by adding the following sentence at the beginning thereof:

         The following provisions of this Supplement A apply prior to April 1, 2003. Effective April 1, 2003, Supplement A is amended and superseded by Sections 3.14 and 7.4, but without prejudice to the continued general applicability of Sections A.7 and A.8 to Rollover Contributions Accounts.

In addition, the heading of Supplement A shall be changed to:

                "ROLLOVER CONTRIBUTIONS (Pre-2003 Acquisitions)"


     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers this first day of April, 2003.


                                            FINLAY ENTERPRISES, INC.


                                            BY: /s/ Arthur E. Reiner
                                                --------------------------------
                                                Arthur E. Reiner,
                                                Chief Executive Officer



ATTEST:

/s/ Bonni G. Davis
---------------------------
Bonni G. Davis,
Secretary

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